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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 2001

                          FRIEDE GOLDMAN HALTER, INC.
             (Exact name of registrant as specified in its charter)


          Mississippi                       0-22595               72-1362492
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                         13085 Industrial Seaway Road
                          Gulfport, Mississippi 39503
                             (Address of principal
                               executive offices
                                 and zip code)

                                (228) 896-0029
                        (Registrant's telephone number,
                             including area code)


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ITEM 5. OTHER EVENTS

     On March 6, 2001, the Company issued a press release (the "Press Release") announcing that Ocean Rig ASA has commenced arbitration proceedings in London against Friede Goldman Halter, Inc. and Friede Goldman Offshore, Inc., under the Completion Contracts, as amended for the outfitting of Ocean Rig's two Bingo
9000 semi-submersible drilling rigs.   Additionally, the Company announced that
it has been advised by its lenders under its $110 million credit facility that the Company has violated certain of the covenants in the loan agreement and that the Company disputes the lenders' assertions and has been in negotiations with the lenders regarding the parties' outstanding issues. For additional information, reference is made to the Press Release dated March 5, 2001, a copy of which is attached as an exhibit hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)

     Exhibit 99.1   Press Release of Registrant dated March 5, 2001

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FRIEDE GOLDMAN HALTER, INC.


Date: March 8, 2001

                                         By:/s/ Robert L. Champagne
                                            ----------------------
                                            Robert L. Champagne
                                            Executive Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX

   Exhibit No.                      Description
   -----------                      -----------
     *99.1                  Press Release of Registrant dated March 5, 2001

___________________
* Filed herewith.

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